Exhibit 99.1

FOR IMMEDIATE RELEASE
September 8, 2023
MEDIA CONTACT: Christopher Spina
703-388-7031
Christopher_Spina@FreddieMac.com

Freddie Mac Announces Michael J. DeVito to Retire as CEO

MCLEAN, Va. -- Freddie Mac (OTCQB: FMCC), announced today that Michael J. DeVito has informed the Board of Directors of his intention to retire as Chief Executive Officer in the first quarter of 2024. The Board will begin a search for a successor, and a smooth transition is anticipated.
“We are very saddened to hear of Michael’s departure, and the Board expresses its profound appreciation for his strong leadership and his many other contributions to Freddie Mac,” said Sara Mathew, Chair of Freddie Mac’s Board of Directors. “Above all, Michael demonstrated a true passion for the company’s mission and drove meaningful progress in making home possible for homebuyers and renters in communities across the nation.”
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About Freddie Mac

Freddie Mac’s mission is to make home possible for families across the nation. We promote liquidity, stability, affordability and equity in the housing market throughout all economic cycles. Since 1970, we have helped tens of millions of families buy, rent or keep their home. Learn More: Website | Consumers | Twitter | LinkedIn | Facebook | Instagram | YouTube